As Filed with the Securities and Exchange Commission on May 22, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARQULE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3221586
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

19 Presidential Way

Woburn, Massachusetts 01801

(781) 994-0300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen A. Hill

President and Chief Executive Officer

ArQule, Inc.

19 Presidential Way

Woburn, Massachusetts 01801

(781) 994-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
PETER S. LAWRENCE Executive Vice President, Chief Business Officer, General Counsel and Secretary ArQule, Inc. 19 Presidential Way Woburn, Massachusetts 01801 (781) 994-0300	RICHARD E. BALTZ Arnold & Porter LLP 555 Twelfth Street, N.W. Suite 1004 Washington, D.C. 20004 (202) 942-5000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of registration fee (3)
Common Stock, par value $0.01 per share
Warrants
Preferred Stock, par value $0.01 per share
Total	$100,000,000	$3,070

(1)   Amount not specified as to each class of security to be registered pursuant to General Instruction II.D. of Form S-3. Indeterminate numbers of shares of common stock, shares of preferred stock and warrants as may be issued from time to time at indeterminate prices are being registered hereby. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

(2)   Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus that relates to Registration Statement (File No. 333-111181), previously filed by the Registrant on Form S-3, under which $19,612,501 of shares of common stock, warrants and preferred stock remains unissued and is being carried forward. Registration fees of $4,045.00 were previously paid, of which $602.00 (calculated using the filing fees currently in effect) shall be applied to the fee payable in connection with this Registration Statement. In no event will the aggregate public offering price of all securities issued from time to time pursuant to this Registration Statement exceed $100,000,000.

(3)   Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus that relates to Registration Statement on Form S-3 (File No. 333-111181) under which $19,612,501 of shares of common stock, warrants and shares of preferred stock remain unissued. This Registration Statement also constitutes a post-effective amendment to the Registration Statement on Form S-3 (File No. 333-111181).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission  (the “SEC” or the “Commission”) is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion

Preliminary Prospectus Dated May 22, 2007

ARQULE, INC.

UP TO $100,000,000 OF OUR

COMMON STOCK

PREFERRED STOCK

WARRANTS

We may offer from time to time up to $100,000,000 in total of

•                  shares of our common stock,

•                  shares of our preferred stock,

•                  warrants to purchase shares of common stock or preferred stock, or

•                  any combination of our common stock, preferred stock or warrants.

We may offer the common stock, preferred stock and warrants (collectively, the “securities”) separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus.  When we decide to issue securities, we will provide you with the specific terms and the public offering price of the securities in prospectus supplements.  You should read this prospectus and the prospectus supplements carefully before you invest.  This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the Nasdaq Global Market and traded under the symbol “ARQL.”  We may sell these securities to or through underwriters and also to other purchasers or through agents.  We will set forth the names of any underwriters or agents in the applicable prospectus supplement.

Our principal executive offices are located at 19 Presidential Way, Woburn, Massachusetts 01801-5140 and our telephone number is (781) 994-0300.

An investment in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 3 for information regarding certain material factors that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.   Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2007

ARQULE, INC.

SUMMARY

This summary contains a general summary of the information contained in this prospectus. It may not include all the information that is important to you. You should read the entire prospectus, the prospectus supplement delivered with the prospectus, and the documents incorporated by reference before making an investment decision.

We are a clinical-stage biotechnology company organized as a Delaware Corporation in 1993 and are engaged in the research and development of cancer therapeutics. Our mission is to research, develop and commercialize broadly effective, targeted cancer drugs with reduced toxicities compared to conventional cancer chemotherapeutics. Our expertise in molecular biology enables us to understand certain biological processes that are responsible for numerous types of human cancers and to discover novel drug candidates for these diseases. Our chemistry capabilities derived from our history of providing chemistry services for the pharmaceutical and biotechnology industries enable us to generate product candidates possessing certain pre-selected drug-like properties and a high degree of specificity for cancer cells. We believe that these qualities, when present from the earliest stages of product development, increase the likelihood of producing safe, effective and marketable drugs.

Our lead products are in clinical-stage development. We are conducting human clinical trials with three product candidates, designated as: ARQ 197, ARQ 501 and ARQ 171. We retain proprietary rights to ARQ 197, except for certain Asian countries where we have a collaboration with Kyowa Hakko Kogyo Co., Ltd. (“Kyowa”) and we are developing ARQ 501 and ARQ 171 pursuant to a collaboration with Hoffmann-La Roche (“Roche”).

•                   ARQ 197 is the lead product from our Cancer Survival Pathways Program. ARQ 197 blocks the activity of c-Met, an enzyme believed to play key roles in human cancer, including cancer cell growth, survival, angiogenesis, invasion and metastasis. We believe the inappropriate expression of c-Met in most cancers and its role in controlling multiple signal transduction pathways involved in tumor growth and metastasis render it a highly compelling target for cancer therapy.

•                   ARQ 501 and ARQ 171, the lead products from our Activated Checkpoint Therapy® (ACT) program, are designed to kill cancer cells selectively while sparing normal cells through direct activation of DNA damage response/checkpoint pathways. These compounds are believed to activate checkpoint pathways regulated by the E2F-1 regulatory protein thereby restoring the cell’s natural defense mechanism against DNA damage and initiating the process of apoptosis, or programmed cell death, in these cells.

In addition, we maintain a number of pre-clinical programs directed toward molecular targets that we believe play critical roles in the development of human cancers. The targets, mechanisms of action and chemistry related to compounds generated from these programs differ, offering the potential for multiple therapeutic opportunities. We are applying a broad spectrum of chemistry capabilities developed and validated in the course of multiple collaborations with large pharmaceutical companies to our internal oncology drug discovery and development efforts. These capabilities are designed to facilitate the progression of our programs from initial discovery through pre-clinical development.

Securities We are Offering

We may offer any of the following securities from time to time:

•                   shares of our common stock;

•                   shares of our preferred stock;

•                   warrants to purchase shares of our preferred stock or common stock; or

•                   any combination of our common stock, preferred stock, or warrants.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue will not exceed $100,000,000. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on the Nasdaq Global Market under the symbol “ARQL.”

Preferred Stock. We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

Warrants. We may offer warrants to purchase our common stock and preferred stock. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.

Listing. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement before making an investment decision. The risks and uncertainties described in the prospectus supplement are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock, preferred stock or warrants could decline, and you could lose all or part of your investment. You should also refer to the other information contained in this prospectus or incorporated herein by reference, including our consolidated financial statements and the notes to those statements and the risks and uncertainties described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. See also the information contained under the heading “Special Note Regarding Forward-Looking Statements” immediately below.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contains and incorporates by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other statements that we make. All statements that are not descriptions of historical facts are forward-looking statements, based on management’s estimates, assumptions and projections that are subject to risks and uncertainties. These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” or “anticipates” or similar terminology. Although we believe that the expectations reflected in our forward-looking statements are reasonable as of the date made, actual results could differ materially from those currently anticipated due to a number of factors, including risks relating to the early stage of products under development; uncertainties relating to clinical trials; dependence on third parties; future capital needs; and risks relating to the commercialization, if any, of our product candidates (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks). Additional important factors that could cause actual results to differ materially from our current expectations are identified in other filings with the Securities and Exchange Commission. Our forward-looking statements are based on information available to us today, and we will not update these statements, except as may be required by law.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process.  Under this shelf process, we may from time to time offer up to $100,000,000 in total of (a) shares of common stock, $0.01 par value per share, (b) shares of preferred stock, $0.01 par value per share, in one or more series, (c) warrants to purchase shares of common stock or preferred stock or (d) any combination of our common stock, preferred stock or warrants, either individually or as units consisting of one or more of the foregoing, each at prices and on terms to be determined at the time of sale.  The common stock, preferred stock and warrants are collectively referred to in this prospectus as “securities.”  The securities offered pursuant to this prospectus may be one or more series of issuances and the total offering price of the securities will not exceed $100,000,000 (or its equivalent based on the applicable exchange rate at the time of the sale in one or more foreign currencies, currency units or composite currencies that we may designate).

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities offered under this prospectus.  That registration statement can be read at the SEC web site or at the SEC public reference room as discussed below under the heading  “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.

USE OF PROCEEDS

We will use the net proceeds received from the sale of the securities for development of our drug discovery approach and potential product candidates, clinical trials, working capital and general corporate purposes, at the discretion of management.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together through any of the following methods:

•                        directly to purchasers;

•                        through agents;

•                        to or through one or more underwriters or dealers;

•                        through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•                        through a combination of any of these methods of sale.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

We may effect the distribution of the securities from time to time in one or more transactions:

•                        at a fixed price or prices, which may be changed from time to time;

•                        at market prices prevailing at the times of sale;

•                        at prices related to such prevailing market prices; or

•                        at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement.

We may directly solicit offers to purchase the securities offered by this prospectus.  Agents designated by us from time to time may solicit offers to purchase the securities.  We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment.  Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale.  We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers.  This compensation may be in the form of discounts, concessions or commissions.  Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  We will describe any of these activities in the applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others.  These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.  The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities.  The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement.  The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts.  Delayed delivery contracts will contain definite fixed price and quantity terms.  The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

•                        that the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

•                        that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids.  Over-allotments involve sales in excess of the offering size, which creates a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would be otherwise.  If commenced, the underwriters may discontinue any of these activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the Internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.

DESCRIPTION OF COMMON STOCK

Authorized and Outstanding Capital Stock

As of May 4, 2007, we had 100,000,000 shares of common stock authorized, of which 35,922,771 shares were outstanding.

Listing

Our common stock is quoted on the NASDAQ Global Market and traded under the symbol “ARQL.”

Dividends

Our Board of Directors may authorize, and we may make, distributions to our common stockholders, subject to any restriction in our Amended and Restated Certificate of Incorporation and to those limitations prescribed by law.  However, we have never paid cash dividends on our common stock or any other securities, and we do not anticipate paying any cash dividends in the foreseeable future.  We currently intend to retain future earnings, if any, for use in our business.

Fully Paid and Non-Assessable

All shares of our outstanding common stock are fully paid and non-assessable.  Any additional shares of common stock that we issue will be fully paid and non-assessable.

Voting Rights

Each share of our common stock is entitled to one vote in each matter submitted to a vote at a meeting of stockholders including in all elections for directors; stockholders are not entitled to cumulative voting in the election for directors.  Our stockholders may vote either in person or by proxy.

Preemptive and Other Rights

Holders of our common stock have no preemptive rights and have no other rights to subscribe for additional securities of our company under Delaware law.   Nor does the common stock have any conversion rights or rights of redemption.  Upon liquidation, all holders of our common stock are entitled to participate pro rata in our assets available for distribution, subject to the rights of any class of preferred stock then outstanding.

Meetings; Stockholder Action by Written Consent

Our By-Laws provide that we must hold an annual meeting of stockholders.  Special meetings of our stockholders may be called at any time only by a majority of our Board of Directors or by our President.

All actions must be taken at an annual or special meeting.  Our Certificate of Incorporation provides that stockholders may not take action by written consent without a meeting.

Staggered Board of Directors

Our Board of Directors is divided into three classes, the members of each of which serve for staggered three-year terms.  Our stockholders may elect only one-third of the directors each year; therefore, it is more difficult for a third party to gain control of our Board of Directors than if our Board was not staggered.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is our transfer agent and registrar.

DESCRIPTION OF PREFERRED STOCK

Our Amended and Restated Certificate of Incorporation authorizes our Board of Directors, without further stockholder action, to provide for the issuance of up to 1,000,000 shares of preferred stock, in one or more classes or series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, without further vote or action by the stockholders.  We may amend from time to time our Certificate of Incorporation to increase the number of authorized shares of preferred stock.  Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon.  As of the date of this prospectus, we have 1,000,000 shares of preferred shares authorized, but no shares of preferred stock outstanding.

The particular terms of any series of preferred stock being offered by us under this shelf registration statement will be described in the prospectus supplement relating to that series of preferred stock.  Those terms may include:

•                        the title and liquidation preference per share of the preferred stock and the number of shares offered;

•                        the purchase price of the preferred stock;

•                        the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

•                        any redemption or sinking fund provisions of the preferred stock;

•                        any conversion provisions of the preferred stock;

•                        the voting rights, if any, of the preferred stock; and

•                        any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock.  Warrants may be issued independently or together with the shares of common stock or preferred stock offered by any prospectus supplement to this prospectus and may be attached to or separate from such shares.  Further terms of the warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•                        the title of such warrants;

•                        the aggregate number of such warrants;

•                        the price or prices at which such warrants will be issued;

•                        the designation, terms and number of shares of common stock or preferred stock purchasable upon exercise of such warrants;

•                        the designation and terms of the shares of common stock or preferred stock with which such warrants are issued and the number of such warrants issued with such shares;

•                        the date on and after which such warrants and the related common stock or preferred stock will be separately transferable, including any limitations on ownership and transfer of such warrants;

•                        the price at which each share of common stock or preferred stock purchasable upon exercise of such warrants may be purchased;

•                        the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•                        the minimum or maximum amount of such warrants that may be exercised at any one time;

•                        information with respect to book-entry procedures, if any;

•                        a discussion of certain federal income tax consequences; and

•                        any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

LEGAL MATTERS

Arnold & Porter LLP has rendered an opinion that the securities offered hereby, when sold, will be legally issued, fully paid and non-assessable.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The  SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements.  Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.  Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC (File No.000-21429) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities.  These documents contain important information about us.

1.         Our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Commission on March 12, 2007;

2.         Our Quarterly Report on Form 10-Q for the period ended March 31, 2007, filed with the Commission on May 10, 2007;

3.         Our Current Reports on Form 8-K filed with the Commission on January 19, 2007, February 1, 2007, March 7, 2007, March 28, 2007 and April 27, 2007; and

4.         The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 25, 1996, including any amendment or report filed for the purpose of updating such description.

You can obtain a copy of any or all of the documents, at no cost, by requesting them in writing, by email or by telephone at the following address:

William B. Boni, Vice President,

Investor Relations and Corporate Communications

ArQule, Inc.

19 Presidential Way

Woburn, MA  01801

(781) 994-0300

wboni@arqule.com

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus.  The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities.  The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy this information and the registration statement at the SEC public reference room located at 107 F Street, N.E., Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov.  We also maintain a web site at http://www.arqule.com, which provides additional information about our company and through which you can also access our SEC filings.  The information set forth on our web site is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.               Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by ArQule.

SEC Registration	$3,070
Accounting fees and expenses	$10,000	*
Printing fees and expenses	$5,000	*
Legal fees and expenses	$15,000	*
Miscellaneous expenses	$5,000	*
Total	$38,070	*

*Estimated

ITEM 15.               Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation.  To the extent that a present or former director or officer of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred by him in connection therewith.  With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.  The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines that he is entitled to indemnification under the circumstances.  With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful.  Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (1) by majority vote of the directors that are not parties to the proceeding, even though less that a quorum, or (2) by a committee of the directors that are not a party to the proceeding who have been appointed by a majority vote of directors who are not party to the proceeding, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification.  Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.  ArQule has adopted provisions in its bylaws that provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL.  As authorized by the DGCL, ArQule’s Amended and Restated Certificate of Incorporation limits the liability of directors of ArQule for monetary damages.  The effect of this provision is to eliminate the rights of ArQule and its stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations.  This provision does not limit or eliminate the rights of ArQule or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.  This provision will not alter the liability of directors under federal securities laws.  ArQule has purchased an insurance policy that purports to insure the officers and directors of ArQule against certain liabilities incurred by them in the discharge of their functions as such officers and directors.   The foregoing descriptions are only general summaries.  For additional information we refer you to the full text of our Amended and Restated Certification of Incorporation and amendment number 1 thereto, filed as exhibit 3.1 to our Form S-1 (file no. 333-22945) and 3.1 to our Form 10-Q for the quarter ended June 30, 2002, and our bylaws, filed as Exhibit 3.1 to our Form 8-K filed on March 28, 2007.

ITEM 16.               Exhibits

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Exhibit No.	Description
Exhibit 5.1	Opinion of Arnold & Porter LLP
Exhibit 23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm
Exhibit 23.2	Consent of Arnold & Porter LLP (contained in opinion of Arnold & Porter LLP filed as Exhibit 5.1)
Exhibit 24.1	Powers of Attorney of certain directors of the Company

ITEM 17.               Undertakings

A.            The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that. paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on May 22 2007.

ARQULE, INC.

By:	/s/ Stephen A. Hill
Stephen A. Hill
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE:	TITLE:	DATE:

/s/ Stephen A. Hill	President and Chief Executive Officer	May 22, 2007
Stephen A. Hill	and Director
(Principal Executive Officer)

/s/ Richard H. Woodrich	Acting Chief Financial Officer	May 22, 2007
Richard H. Woodrich	(Acting Principal Accounting
and Financial Officer)

/s/ Timothy C. Barabe	Director	May 22, 2007
Timothy C. Barabe

/s/ Ronald M. Lindsay	Director	May 22, 2007
Ronald M. Lindsay

/s/ Michael D. Loberg	Director	May 22, 2007
Michael D. Loberg

/s/ William G. Messenger	Director	May 22, 2007
William G. Messenger

/s/ Nancy A. Simonian	Director	May 22, 2007
Nancy A. Simonian

/s/ Patrick J. Zenner	Director	May 22, 2007
Patrick J. Zenner

INDEX TO EXHIBITS

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit No.	Description
Exhibit 5.1	Opinion of Arnold & Porter LLP

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

Exhibit 23.2	Consent of Arnold & Porter LLP (contained in opinion of Arnold & Porter LLP filed as Exhibit 5.1)

Exhibit 24.1	Powers of Attorney of certain directors of the Company